UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2008
SUPERIOR OFFSHORE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-33412 (Commission File Number)	72-1264943 (I.R.S. Employer Identification No.)

717 Texas Avenue, Suite 3150
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 910-1875
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     The information included in Item 2.03 below is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Amendment to Senior Secured Credit Facility
     On April 10, 2008, Superior Offshore International, Inc. (the “Company”) and JPMorgan Chase Bank, N.A. (the “Administrative Agent”) entered into a Fifth Amendment to Credit Agreement and Consent (the “Amendment”), effective as of April 4, 2008, to the Credit Agreement dated as of February 27, 2007 among the Company, the lenders party thereto and the Administrative Agent, as amended (the “Credit Agreement”). Among other things, the Amendment provides that on May 8, 2008, the commitments of each of the lenders under the Credit Agreement will automatically terminate and the principal of all outstanding loans, together with accrued and unpaid interest thereon, and all other outstanding obligations of the Company under the Credit Agreement and any other loan document will become immediately due and payable. Notwithstanding the termination of the commitments under the Credit Agreement, all letters of credit existing as of the date of the Amendment will continue in full force and effect after May 8, 2008 in accordance with their respective terms, and will be governed by the Collateral Account Agreement described below.
     The Amendment also reduces the sublimit up to which the Company may request the issuance of letters of credit under the Credit Agreement to $11,993,000 for the period from and including April 10, 2008 to but excluding May 8, 2008. In addition, the Amendment reduces the aggregate amount of the lenders’ commitment to make revolving loans and to acquire participations in Letters of Credit, Overadvances and Swingline Loans (each as defined in the Credit Agreement) to $16,993,000. The Amendment also reduces the sublimit up to which each lender may make revolving loans to the Company from $5,000,000 to $0, in weekly increments of $1,250,000 between April 10 and May 8, 2008.
     In addition, pursuant to the Amendment the Administrative Agent consents to the sale by the Company of two of the Company’s four-point vessels, the Gulf Diver IV and Gulf Diver V, and a crane located at the Company’s fabrication facility in Amelia, Louisiana, provided that the Company applies 100% the net proceeds of these sales to the prepayment of its obligations under the Credit Agreement.
Collateral Account Agreement
     In connection with the execution of the Amendment and the termination of the lenders’ commitments as provided therein, on April 10, 2008 the Company and the Administrative Agent entered into a Collateral Account Agreement (the “Agreement”), effective as of April 4, 2008, as security for certain letters of credit outstanding as of the date of the Amendment and the Agreement. Under the Agreement, the Company has granted to the Administrative Agent a security interest in, among other things, all cash, instruments, securities, other financial assets and funds deposited from time to time in the collateral account established under the Agreement, all investments of funds in the collateral account, and all instruments, securities and other financial assets evidencing such investments.
     The Agreement will terminate on the date of termination of (1) each outstanding letter of credit and of the final and irrevocable termination of the obligations of the Administrative Agent and the issuers of such letters of credit (the “Secured Parties”) to make payments thereunder and (2) all commercial credit cards and stored value cards issued to employees of the Company and the Secured Parties’ obligations to make any payments or reimbursements thereunder.
     The foregoing descriptions of the Amendment and the Agreement are summaries of the terms of the Amendment and the Agreement and are qualified by reference to the text of the Amendment, the Credit Agreement and the Agreement, which are filed as exhibits to this report and are incorporated by reference herein.

Item 8.01	Other Events.
     On April 4, 2008, the Company consummated the sale of the Gulf Diver V, a four-point vessel, and selected diving equipment on board such vessel to Legacy Offshore, L.L.C. for $4,000,000. Under the purchase agreement relating to the sale of the vessel, the Company has the option to repurchase the vessel and equipment from Legacy Offshore for $4,000,000 on October 1, 2008. As previously disclosed, the Company expects to recognize an impairment of up to $2,000,000 in connection with the sale of the vessel. Legacy Offshore provided the Company a deposit of $1,800,000 on March 28, 2008, that was used by the Company to make a scheduled payment under the charter agreement for the Gulmar Condor, a dynamically positioned vessel. The Company did not otherwise have the funds to make the charter payment and believes that the charter would have been terminated by the vessel owner had the payment not been made on such date. Louis E. Schaefer, Jr., the Chairman of the Board of the Company until November 14, 2007 and a current stockholder of the Company, is a member of Legacy Offshore.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibits are filed herewith:
4.1	Credit Agreement dated as of February 27, 2007 among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (Registration No. 333-136567)).
4.2	Fifth Amendment to Credit Agreement and Consent dated as of April 4, 2008 among Superior Offshore International, Inc. and JPMorgan Chase Bank, N.A., for itself, as Lender and as Administrative Agent for the Lenders.
4.3	Collateral Account Agreement dated as of April 4, 2008 made by Superior Offshore International, Inc. in favor of JPMorgan Chase Bank, N.A., as Administrative Agent and as Securities Intermediary for the Secured Parties.

99.1	Asset Purchase Agreement dated as of April 3, 2008 by and between Superior Offshore International, Inc. and Legacy Offshore, L.L.C.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR OFFSHORE INTERNATIONAL, INC.
Dated: April 14, 2008	By:	/s/ Thomas E. Daman
Thomas E. Daman
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
4.1
Credit Agreement dated as of February 27, 2007 among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (Registration No. 333-136567)).

4.2
Fifth Amendment to Credit Agreement and Consent dated as of April 4, 2008 among Superior Offshore International, Inc. and JPMorgan Chase Bank, N.A., for itself, as Lender and as Administrative Agent for the Lenders.

4.3
Collateral Account Agreement dated as of April 4, 2008 made by Superior Offshore International, Inc. in favor of JPMorgan Chase Bank, N.A., as Administrative Agent and as Securities Intermediary for the Secured Parties.

99.1	Asset Purchase Agreement dated as of April 3, 2008 by and between Superior Offshore International, Inc. and Legacy Offshore, L.L.C.